UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    October 11, 2002

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

1-12842 (Commission File Number)	57-0965380 (I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4—Change in Registrant’s Certifying Accountant.

(a)    On October 11, 2002, ScanSource, Inc., (the “Company”) notified Deloitte & Touche LLP that it would not be retained by the Company to perform the audit of the financial statements of the Company for the fiscal year ending June 30, 2003. Deloitte & Touche LLP had served as the Company’s principal independent accountants for the fiscal years ended June 30, 2002 and 2001. The decision not to retain Deloitte & Touche LLP was approved by the Audit Committee of the Board of Directors of the Company and, upon recommendation by that committee, was approved by the full Board of Directors on October 11, 2002.

In connection with the audits of the financial statements of the Company for the fiscal years ended June 30, 2002 and 2001, the Company had no disagreement with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to such disagreement in their report for such periods.

The audit reports of Deloitte & Touche LLP on the financial statements of the Company for the fiscal years ended June 30, 2002 and 2001 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte & Touche LLP was provided a copy of the above disclosures and was requested to furnish us with a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A letter from Deloitte & Touche LLP is attached hereto as Exhibit 16.

(b)    On October 11, 2002, the Audit Committee of the Board of Directors of the Company, approved, and, upon recommendation by that committee, the Board of Directors of the Company approved, the engagement of the accounting firm of Ernst & Young LLP as independent accountants to audit the Company’s financial statements for the fiscal year ending June 30, 2003. As of October 11, 2002, the Company had not on any prior occasions consulted with Ernst & Young LLP regarding any of the matters set forth in
Item 304(a)(2) of Regulation S-K.

Item 7—Financial Statements and Exhibits.

(A)    Not Applicable

(B)    Not Applicable

(C)    Exhibits

 Exhibit 16—Letter re change in certifying accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2002	ScanSource, Inc. By: /s/ Jeffery A. Bryson Name: Jeffery A. Bryson Its: Chief Financial Officer

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